Exhibit 10.1

LIMITED CONSENT AND FIFTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS LIMITED CONSENT AND FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as the “Amendment”) is dated as of July 27, 2015 (the “Fifth Amendment Effective Date”), by and among EXCO RESOURCES, INC. (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement as amended herein (as defined below).

WITNESSETH:

WHEREAS, Borrower, the Guarantors, Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of July 31, 2013 (as the same has been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement” and as further amended by this Amendment, the “Credit Agreement”);

WHEREAS, Borrower has informed the Administrative Agent and the Lenders that it has entered into that certain Services and Investment Agreement dated as of March 31, 2015 (the “ESAS Agreement”) by and among Borrower and Energy Strategic Advisory Services LLC, a Delaware limited liability company (“ESAS”), whereby (a) ESAS has agreed to (i) provide certain strategic advisory services to Borrower (collectively the “ESAS Services”) in exchange for (1) Borrower’s payment to ESAS of a monthly services fee and an annual incentive fee (the “ESAS Fees”), which incentive fee will be based on the price of Borrower’s publicly traded common stock achieving certain performance hurdles as compared to a peer group of companies similar to Borrower (the “Peer Group”) and (2) warrants to purchase up to an aggregate of 80,000,000 shares of Borrower’s common stock (the “ESAS Warrants” and together with the ESAS Services and the ESAS Fees collectively, the “ESAS Affiliate Transactions”), the exercise of which is subject to the price of Borrower’s publicly traded common stock achieving certain performance hurdles as compared to the Peer Group and (ii) purchase 5,882,353 shares of Borrower’s common stock from Borrower and purchase shares of Borrower’s common stock in the open market, in each case subject to the terms and conditions set forth in the ESAS Agreement (such share purchases collectively with the ESAS Warrants, the “ESAS Investment”), (b) Borrower will appoint C. John Wilder as a director on its Board of Directors and appoint him to the newly created position of Executive Chairman of its Board of Directors (the “Board Appointment”) and (c) in connection with such appointment, Borrower will be required to amend its articles of incorporation and bylaws to, among other things, (i) increase the authorized number of shares of the Company’s common stock, (ii) include a waiver of the duty of directors to present corporate opportunities to the Borrower, and (iii) to establish and describe the position of Executive Chairman of the Borrower’s Board of Directors (collectively, the “Organizational Document Amendments” and together with the ESAS Affiliate Transactions, the ESAS Investment and the Board Appointment collectively, the “ESAS Transactions”);

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WHEREAS, Borrower has requested that Administrative Agent and the Lenders enter into this Amendment to (a) effective as of the Fifth Amendment Effective Date, amend certain terms of the Existing Agreement as set forth in Section 1 hereof and (b) effective as of the ESAS Transactions Effective Date (as defined below), (i) amend certain terms of the Existing Agreement as set forth in Section 2 hereof to permit the ESAS Transactions and (ii) consent to the ESAS Affiliate Transactions and the Organizational Document Amendments; and

WHEREAS, Administrative Agent, the Lenders, Borrower and the Guarantors desire to amend the Existing Agreement as provided herein and provide a limited consent to the ESAS Affiliate Transactions and the Organizational Document Amendments upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, the Guarantors, Administrative Agent and the Lenders hereby agree as follows:

SECTION 1. Amendments as of Fifth Amendment Effective Date. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 5 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended effective as of the Fifth Amendment Effective Date in the manner provided in this Section 1.

1.1 Additional Definitions. The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in alphabetical order:

“Existing Senior Notes” means the 7.50% Senior Notes due 2018 issued pursuant to the Indenture and any supplements thereto and the 8.50% Senior Notes due 2022 issued pursuant to the same base Indenture governing the 7.50% Senior Notes due 2018 and the supplement thereto with respect to the 8.50% Senior Notes due 2022.

“Facility Usage” means, as of any date and for all purposes (including at all times from and after the Fifth Amendment Effective Date), the quotient, expressed as a percentage, of (a) the Aggregate Credit Exposure as of such date divided by (b) the lesser of (i) the aggregate Revolving Commitments as of such date and (ii) the Borrowing Base then in effect.

“Fifth Amendment Effective Date” means July 27, 2015.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided that if both such rates are not so published for any day that is a Business Day, the term “FRBNY Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

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“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the FRBNY as set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as an overnight bank funding rate (from and after such date as the New York Fed shall commence to publish such composite rate).

“Qualified Capital” means, at any time after the Fifth Amendment Effective Date, the incurrence of Second Lien Debt, Third Lien Debt (in each case, calculated without giving effect to any debt exchanges), the issuance of Equity Interests of Borrower, or any combination thereof; provided that cash proceeds from incurrence of Second Lien Debt, Third Lien Debt and/or issuance of Equity Interests used to repurchase Existing Senior Notes in accordance with Section 7.10 shall not constitute Qualified Capital.

“Qualified Capital Funding Date” means at any time after the Fifth Amendment Effective Date, the date on which at least $300,000,000 of cash proceeds have been received by Borrower from the incurrence or issuance of Qualified Capital.

“Suspended Liabilities and Assets” means the positive difference if any between (a) the aggregate amount of liabilities for unclaimed payments that are held in suspense related to owners of Oil and Gas Properties for which the Credit Parties have an obligation to make payments, including deceased or unidentified owners of interests, disputed mineral interests, unleased mineral interests and other related unclaimed payments and (b) accounts receivable for joint interest billings relating to the interests described in clause (a) above.

“Third Lien Debt” means Indebtedness for borrowed money and secured by Liens on substantially the same Collateral securing the Obligations but expressly subordinate (such subordination shall be on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders) to the Liens securing the Obligations and the Second Lien Debt; provided that (a) the non-default interest rate on the outstanding principal balance of such Indebtedness does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Indebtedness is incurred, (b) the final stated maturity date of such Indebtedness is not earlier than one hundred eighty (180) days after the Revolving Maturity Date (as in effect on the date of issuance of such Indebtedness), (c) such Indebtedness does not provide for any scheduled principal repayment, mandatory redemption or payment of a sinking fund obligation prior to a date that is at least one hundred eighty (180) days after the Revolving Maturity Date (except for any offer to redeem such Indebtedness required as a result of asset sales or the occurrence of a “Change of Control”

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under and as defined in the applicable Third Lien Debt Documents, including any Indenture) and (d) no Subsidiary of the Borrower is required to Guarantee such Indebtedness unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder.

“Third Lien Debt Documents” means the intercreditor agreement (on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders), promissory notes, security documents, third lien credit agreement, guarantees and all other documents or instruments executed and delivered by any Credit Party in connection with and pursuant to, the incurrence of Third Lien Debt.

1.2 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their entirety to read follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the FRBNY Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth in the definition of “LIBO Rate”. Any change in the Alternate Base Rate due to a change in the Prime Rate, the FRBNY Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the FRBNY Rate or the Adjusted LIBO Rate, respectively.

“Consolidated Current Liabilities” means, as of any date of determination, the total of (a) consolidated current liabilities of the Borrower and the Restricted Subsidiaries, as determined in accordance with GAAP as of such date, (b) less current maturities of the Loans, (c) less any non-cash obligations required to be included in consolidated current liabilities of the Borrower and the Restricted Subsidiaries as a result of the requirements of Accounting Standards Codification Section 815-10 (as successor to FASB Statement 133) as of such date and (d) less any Suspended Liabilities and Assets as of such date.

“Consolidated EBITDAX” means, with respect to the Borrower and its Restricted Subsidiaries for any period, Consolidated Net Income for such period; plus, without duplication and to the extent deducted in the calculation of Consolidated Net Income for such period, the sum of (a) income or franchise Taxes paid or accrued; (b) Consolidated Interest Expense; (c) amortization, depletion and depreciation expense; (d) any non-cash losses or charges on any Swap Agreement resulting from the requirements of Accounting Standards Codification Section 815-10 (as successor to FASB Statement 133) for that period; (e) oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs) for such period; (f) losses from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course

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of business) and other extraordinary or non-recurring losses; (g) workover expenses for such period; (h) cash payments made during such period as a result of the early termination of any Swap Agreement (giving effect to any netting agreements); and (i) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); minus, to the extent included in the calculation of Consolidated Net Income for such period; (j) the sum of (1) any non-cash gains on any Swap Agreements resulting from the requirements of Accounting Standards Codification Section 815-10 (as successor to FASB Statement 133) for that period; (2) extraordinary or non-recurring gains; and (3) gains from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business); provided that, with respect to the determination of Borrower’s compliance with the Consolidated Leverage Ratio and the ratio of Senior Secured Indebtedness to Consolidated EBITDAX set forth in Section 7.11 for any period, as applicable, Consolidated EBITDAX shall be adjusted to give effect, on a pro forma basis, to any Acquisitions made during such period as if such Acquisitions were made at the beginning of such period.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as the New York Fed shall set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as the federal funds effective rate.

“Material Indebtedness” means Indebtedness under the Senior Notes, Second Lien Debt and Third Lien Debt (and, in each case, any Permitted Refinancing thereof) and any other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Borrower or any one or more of the Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Guarantor in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Guarantor would be required to pay if such Swap Agreement were terminated at such time.

“Permitted Refinancing” means any Indebtedness of any Credit Party and Indebtedness constituting Guarantees thereof by any Credit Party, incurred or issued in exchange for, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund (a) any Existing Senior Notes, in whole or in part, from time to time, including the refinancing or replacement of such Existing Senior Notes with the Net Cash Proceeds of Second Lien Debt or Third Lien Debt; provided that (i) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not result in the principal amount of such Indebtedness exceeding the amount permitted under Section 7.01(h) (plus the amount of any premiums, accrued and unpaid interest, fees and expenses incurred in connection therewith), (ii) such Permitted Refinancing does

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not provide for any scheduled repayment, mandatory redemption (including any required offer to redeem) or payment of a sinking fund obligation prior to a date that is at least one year after the Revolving Maturity Date (except for any offer to redeem such Indebtedness required as a result of asset sales or the occurrence of a “Change of Control” under and as defined in the applicable Indenture), (iii) the non-default cash interest rate on the outstanding principal balance of such Permitted Refinancing does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Permitted Refinancing is incurred, (iv) no Subsidiary of the Borrower is required to Guarantee such Permitted Refinancing unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, and (v) to the extent such Permitted Refinancing is or is intended to be expressly subordinate to the payment in full of all of the Obligations, the subordination provisions contained therein are either (x) at least as favorable to the Secured Parties as the subordination provisions contained in the Senior Notes being refinanced or (y) reasonably satisfactory to the Administrative Agent and the Majority Lenders and (b) any Second Lien Debt and/or any Third Lien Debt, in whole or in part, from time to time; provided that (i) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the discounted principal amount of such Permitted Refinancing) does not result in the principal amount of such Indebtedness exceeding the amount permitted under Section 7.01(h) (plus the amount of any premiums, accrued and unpaid interest, fees and expenses incurred in connection therewith), (ii) such Permitted Refinancing does not provide for any scheduled principal repayment, mandatory redemption or payment of a sinking fund obligation prior to a date that is at least one hundred eighty (180) days after the Revolving Maturity Date, and (ii) the non-default cash interest rate on the outstanding principal balance of such Permitted Refinancing does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Permitted Refinancing is incurred.

“Revolving Applicable Rate” means,

(a) for any day prior to the Qualified Capital Funding Date, with respect to any Eurodollar Revolving Loan or ABR Revolving Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolver Eurodollar Spread”, “Revolver ABR Spread”, or “Unused Commitment Fee Rate”, as the case may be, based upon Facility Usage applicable on such date:

Facility Usage	Revolver Eurodollar Spread	Revolver ABR Spread	Unused Commitment Fee Rate
> 90%	2.75%	1.75%	0.50%
> 75% and < 90%	2.50%	1.50%	0.50%
> 50% and < 75%	2.25%	1.25%	0.50%
> 25% and < 50%	2.00%	1.00%	0.375%
< 25%	1.75%	0.75%	0.375%

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Each change in the Revolving Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change; and

(b) for any day on or after the Qualified Capital Funding Date, with respect to any Eurodollar Revolving Loan or ABR Revolving Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolver Eurodollar Spread”, “Revolver ABR Spread”, or “Unused Commitment Fee Rate”, as the case may be, based upon the Facility Usage applicable on such date:

Facility Usage	Revolver Eurodollar Spread	Revolver ABR Spread	Unused Commitment Fee Rate
> 90%	3.25%	2.25%	0.50%
> 75% and < 90%	3.00%	2.00%	0.50%
> 50% and < 75%	2.75%	1.75%	0.50%
> 25% and < 50%	2.50%	1.50%	0.50%
< 25%	2.25%	1.25%	0.50%

Each change in the Revolving Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption or Lender Certificate pursuant to which such Lender shall have assumed or agreed to provide its Revolving Commitment, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 2.02, (b) increased from time to time as a result of such Lender delivering a Lender Certificate pursuant to Section 2.03(a), and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04; provided that any Lender’s Revolving Commitment shall not at any time exceed such Lender’s Applicable Percentage of the Borrowing Base then in effect. The initial amount of each Lender’s Revolving Commitment is set forth on the Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed

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its Revolving Commitment, as applicable. As of the Fifth Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $600,000,000. Upon the incurrence of any Indebtedness permitted under clause (ii) or (iii) of Section 7.01(h), (A) if the aggregate principal amount of such Indebtedness is at least $700,000,000 without giving effect to any original issue discount or any other discounts or reductions of principal amount at the time of incurrence, the Revolving Commitments and the Borrowing Base shall be automatically reduced to $362,500,000 and (B) if the aggregate principal amount of such Indebtedness incurred is less than $700,000,000, the Revolving Commitments and the Borrowing Base will each be automatically reduced by an amount equal to 33% of the principal amount of such Indebtedness incurred; provided that in no event shall the Revolving Commitments and the Borrowing Base be less than $362,500,000, and in each case, for clauses (A) and (B) above, the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the incurrence of such Indebtedness, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders until the next redetermination or adjustment of the Borrowing Base pursuant to this Agreement. Notwithstanding the foregoing, it is the intention of the Borrower and the Lenders, and the Borrower and the Lenders agree and acknowledge, that any reduction in the Borrowing Base as a result of the incurrence of Second Lien Debt or Third Lien Debt permitted by clause (ii) or (iii) of Section 7.01(h) shall not result in, or be construed as, a permanent reduction in the borrowing capacity of the Borrower and its Restricted Subsidiaries.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Second Lien Debt” means Indebtedness for borrowed money and secured by Liens on substantially the same Collateral securing the Obligations but expressly subordinate (such subordination shall be on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders) to the Liens securing the Obligations; provided that (a) the non-default interest rate on the outstanding principal balance of such Indebtedness does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Indebtedness is incurred, (b) the final stated maturity date of such Indebtedness is not earlier than one hundred eighty (180) days after the Revolving Maturity Date (as in effect on the date of issuance of such Indebtedness), (c) such Indebtedness does not provide for any scheduled principal repayment, mandatory redemption or payment of a sinking fund obligation prior to a date that is at least one hundred eighty (180) days after the Revolving Maturity Date (except for any offer to redeem such Indebtedness required as a result of asset sales or the occurrence of a “Change of Control” under and as defined in the applicable Second Lien Debt Documents, including any Indenture) and (d) no Subsidiary of the Borrower is required to Guarantee such Indebtedness unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder.

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“Senior Notes” means, the (i) Existing Senior Notes and (ii) all additional senior unsecured notes, senior subordinated notes, or other Indebtedness not to exceed the principal amount permitted under Section 7.01(h); provided that (a) the terms of such Indebtedness (other than the 7.50% Senior Notes due 2018 outstanding as of the date hereof) do not provide for any scheduled repayment, mandatory redemption (including any required offer to redeem) or payment of a sinking fund obligation prior to a date that is at least one year after the Revolving Maturity Date, (except for any offer to redeem such Indebtedness (including the 7.50% Senior Notes due 2018 and the 8.50% Senior Notes due 2022) required as a result of asset sales or the occurrence of a “Change of Control” under and as defined in the applicable Indenture) (b) such Indebtedness is unsecured, (c) the non-default interest rate on the outstanding principal balance of such Indebtedness does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Indebtedness is issued, (d) no Subsidiary of the Borrower is required to Guarantee such Indebtedness unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, and (e) with respect to any such Indebtedness evidenced by senior subordinated notes, such notes, are expressly subordinate to the payment in full of and to all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders.

“Senior Secured Indebtedness” means, at any date, Consolidated Funded Indebtedness that is secured by, or intended to be secured by, a Lien permitted pursuant to clauses (a), (c), (d) and (e) of Section 7.02, but excluding any Subordinated Indebtedness, any Second Lien Debt and any Third Lien Debt.

“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below, (b) any Subsidiary of an Unrestricted Subsidiary, (c) EBG Acquisition and any of its Subsidiaries, (d) Bonchasse Land Company, LLC, a Louisiana limited liability company and any of its Subsidiaries, (e) the Marcellus JV Operator and any of its Subsidiaries and (f) the Marcellus Midstream Owner and any of its Subsidiaries. The Board of Directors of the Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries at the time of such designation or at any time thereafter (i) is a Material Domestic Subsidiary, (ii) owns Oil and Gas Interests included in the Borrowing Base Properties or (iii) guarantees, or is a primary obligor of, any indebtedness, liabilities or other obligations under any Senior Notes, Second Lien Debt or Third Lien Debt (or any Permitted Refinancing thereof).

1.3 Deleted Definition. The definition of “Borrowing Base Usage” set forth in Section 1.01 of the Credit Agreement shall be and it hereby is deleted in its entirety.

1.4 Letter of Credit Sublimit. Section 2.07(b) of the Credit Agreement shall be and it hereby is amended by replacing “$100,000,000” with “80,000,000”.

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1.5 Scheduled and Interim Redeterminations. The first sentence of Section 3.02 of the Credit Agreement shall be and it hereby is amended and restated in its entirety as follows:

Except as set forth in the following sentence and the proviso to this sentence, the Borrowing Base shall be redetermined semi-annually in accordance with this Section 3.02 (a “Scheduled Redetermination”), and, subject to Section 3.04, such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on or about March 1 and September 1 of each year, commencing March 1, 2016; provided that, if the Qualified Capital Funding Date has not occurred by December 15, 2015, there shall also be a Scheduled Redetermination of the Borrowing Base effective on or about January 1, 2016, and with respect to such Scheduled Redetermination, the Borrower shall deliver to the Administrative Agent Engineering Reports, including a Reserve Report prepared by Borrower’s internal reserve engineering staff with an as of date of November 30, 2015, and all other information required by the Administrative Agent in connection with such Scheduled Redetermination on or before December 15, 2015.

1.6 Proposed Borrowing Base Notice. Section 3.03(b)(i) of the Credit Agreement shall be and it hereby is amended by replacing “March 15th and September 15th” with “February 15th and August 15th”.

1.7 Effectiveness of a Redetermined Borrowing Base. Section 3.04 of the Credit Agreement shall be and it hereby is amended by replacing “April 1st and October 1st” with “March 1st and September 1st”.

1.8 Mandatory Borrowing Base Reductions. Section 3.06(a) and Section 3.06(b) of the Credit Agreement shall be and they hereby are amended and restated in their respective entireties to read as follows:

(a) Reduction of Borrowing Base Upon Asset Dispositions. With respect to any Disposition described in Section 7.03(a)(viii), the Borrowing Base shall be automatically reduced, effective immediately upon any such Disposition, by an amount equal to (i) at any time prior to the Asset Sale Termination Date, the Net Cash Proceeds received by any Credit Party with respect to such Disposition and (ii) at all other times, the Engineered Value of the Oil and Gas Interests Disposed of (as determined by the Administrative Agent and confirmed by the Required Revolving Lenders); provided that, with respect to Dispositions permitted under Section 7.03(a)(viii)(B), the Borrowing Base shall not be reduced pursuant to this Section 3.06(a)(ii) to an amount less than $362,500,000 regardless of (A) the Engineered Value of Borrowing Base Properties disposed of and (B) whether the Borrowing Base has been automatically reduced as described in the definition of Revolving Commitment as a result of the incurrence of any Indebtedness permitted under clause (ii) and (iii) of Section 7.01(h), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the consummation of such Disposition, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders until the next redetermination or adjustment of the Borrowing Base pursuant to this Agreement. Upon any such redetermination, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Lenders.

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(b) Reduction of Borrowing Base Upon Issuance of Senior Notes, Second Lien Debt or Third Lien Debt. Unless otherwise waived in writing by the Required Revolving Lenders, upon the issuance of any Senior Notes, Second Lien Debt or Third Lien Debt by any Credit Party in accordance with Section 7.01(h) (other than any Permitted Refinancing that extends, refinances, renews, replaces, defeases or refunds such Senior Notes), the Borrowing Base then in effect shall automatically be reduced by (i) at any time prior to the Asset Sale Termination Date, the Net Cash Proceeds received by any Credit Party from the issuance of such Senior Notes, and (ii) at all other times, shall automatically be reduced by (A) with respect to the issuance of any Senior Notes, the lesser of (1) $250 for each $1,000 in stated principal amount of such Senior Notes on the date such Senior Notes are issued or (2) such other amount, if any, determined by the Required Revolving Lenders in their sole discretion prior to the issuance of such Senior Notes and (B) with respect to the issuance of any Second Lien Debt or Third Lien Debt (only to the extent the aggregate amount of Second Lien Debt and Third Lien Debt after giving effect to such issuance exceeds $900,000,000), the amount, if any, by which the sum of (1) the aggregate outstanding principal amount of all Second Lien Debt and/or Third Lien Debt after giving effect to such issuance, plus (2) the lesser of (x) the Borrowing Base and (y) the aggregate Revolving Commitment, each as in effect immediately prior to such issuance, exceeds $1,200,000,000, and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders until the next redetermination or adjustment of the Borrowing Base pursuant to this Agreement. Upon any such redetermination, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Lenders.

1.9 Financial Statements; Other Information. Section 6.01(e) of the Credit Agreement shall be and it hereby is amended by (i) replacing “March 1 and September 1” with “February 1 and August 1” and (ii) replacing the reference to “Section 3.01” therein with “Section 6.10”.

1.10 Reserve Reports. Section 6.10 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 6.10. Reserve Reports.

(a) On or before February 1 and August 1 of each year, commencing February 1, 2016, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Interests of the Borrower and the other Credit Parties as of the immediately preceding December 31 and June 30. The Reserve Report as of December 31 of each year shall be prepared

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by one or more Approved Petroleum Engineers. The Reserve Report as of June 30 of each year shall be prepared either by Approved Petroleum Engineers or by Borrower’s internal reserve engineering staff, which shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report.

(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by the Borrower’s internal reserve engineering staff, which shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 3.02, the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in no event later than 30 days following the receipt of such request.

1.11 Minimum Mortgaged Value. The first sentence of Section 6.11 of the Credit Agreement shall be and it hereby is amended by replacing “eighty percent (80%)” with “ninety percent (90%)”.

1.12 Indebtedness. Section 7.01(h) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(h) Indebtedness of the Borrower under the (i) Senior Notes (and any Permitted Refinancing thereof) in an aggregate outstanding principal amount not to exceed $1,250,000,000 at any time prior to the incurrence by Borrower of any Second Lien Debt or Third Lien Debt and thereafter the outstanding principal amount thereof after giving effect to any exchange of Existing Senior Notes for Second Lien Debt, or Third Lien Debt, and the incurrence of Second Lien Debt and Third Lien Debt to repurchase Existing Senior Notes, (ii) Second Lien Debt (and any Permitted Refinancing thereof) in an aggregate outstanding principal amount after giving effect to such incurrence at any time and (iii) Third Lien Debt (and any Permitted Refinancing thereof) in an aggregate outstanding principal amount after giving effect to such incurrence at any time, but in any event with respect to clauses (ii) and (iii) of this Section 7.01(h), not to exceed at any time, when combined with the lesser of (x) the aggregate Revolving Commitments at such time and (y) the Borrowing Base then in effect, $1,200,000,000, in each case, subject to Section 3.06(b);

1.13 Liens. Section 7.02(j) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(j) Liens securing Indebtedness permitted under Section 7.01(h) to the extent such Indebtedness is Second Lien Debt or Third Lien Debt.

Fifth Amendment to Amended and Restated Credit Agreement – Page 12

1.14 Dispositions of Borrowing Base Properties. Section 7.03(a)(viii) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(viii) subject to Section 2.12(b) and Section 3.06(a), the Borrower or any Restricted Subsidiary may (A) with the prior written consent of Required Revolving Lenders, Dispose of Borrowing Base Properties (whether pursuant to a Disposition of Equity Interests of a Restricted Subsidiary or otherwise) and (B) at any time prior to March 1, 2016, Dispose of Borrowing Base Properties (whether pursuant to a Disposition of Equity Interests of a Restricted Subsidiary or otherwise) with an Engineered Value not to exceed $150,000,000 individually or in the aggregate, in each case, not otherwise permitted pursuant to the foregoing clause (vii); provided, that the Credit Parties may not sell, transfer, lease, exchange, abandon or otherwise Dispose of (in one transaction or a series of related transactions) all or substantially all of the Borrowing Base Properties (whether pursuant to a Disposition of Equity Interests of a Restricted Subsidiary or otherwise) without the prior written consent of all of the Lenders;

1.15 Restricted Payments. Section 7.06 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.06 Restricted Payments. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) the Borrower may declare and make Restricted Payments with respect to its Equity Interests payable solely in its Equity Interests (other than Disqualified Stock), (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $2,000,000 in any fiscal year, (c) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Guarantor; provided that no Default has occurred and is continuing or would result from the making of such Restricted Payment, (d) the Borrower may declare and pay cash dividends to the holders of its common stock; provided that on the date of and after giving effect to any such Restricted Payment, (i) no Default has occurred and is continuing, (ii) the aggregate amount of such cash dividends declared and paid in any period of four consecutive fiscal quarters shall not exceed $75,000,000, (iii) the Revolving Commitments exceed the Aggregate Revolving Credit Exposure by an amount equal to or greater than ten percent (10%) of the Revolving Commitment, (iv) such Restricted Payment is made solely with proceeds of cash equity contributions from the holders of Borrower’s Equity Interests that are received by the Borrower within thirty (30) days prior to the making of such Restricted Payment and (v) such Restricted Payment is permitted under the terms of the Indenture, and (e) at any time after the Asset Sale Termination Date, the Borrower may repurchase outstanding shares of its common stock; provided that (i) the aggregate amount of cash used by Borrower to repurchase shares of its common stock shall not exceed $200,000,000, (ii) on the date of and after giving effect to any such Restricted Payment, (x) no Default has occurred and is

Fifth Amendment to Amended and Restated Credit Agreement – Page 13

continuing, and (y) the Revolving Commitments exceed the Aggregate Revolving Credit Exposure by an amount equal to or greater than ten percent (10%) of the Revolving Commitment, (iii) such Restricted Payment is made solely with proceeds of cash equity contributions from the holders of Borrower’s Equity Interests that are received by the Borrower within thirty (30) days prior to the making of such Restricted Payment and (iv) such Restricted Payment is permitted under the terms of the Indenture.

1.16 Restrictive Agreements. Section 7.08 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read follows:

Section 7.08. Restrictive Agreements. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions set forth in the Loan Documents, the Senior Note Documents, the Second Lien Debt Documents or the Third Lien Debt Documents (or any documents evidencing or relating to any Permitted Refinancing), (iii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Lien on any Oil and Gas Properties other than the Liens permitted under Section 7.02.

1.17 Certain Amendments. Section 7.10 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.10. Amendments of Organizational Documents; Certain Agreements, Senior Notes, Second Lien Debt and Third Lien Debt.

(a) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any material modification or amendment of, or waive any material right or obligation of any Person under its Organizational Documents.

Fifth Amendment to Amended and Restated Credit Agreement – Page 14

(b) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, prepay, repay, redeem, exchange, defease, or purchase in any manner any Senior Notes, any Second Lien Debt or any Third Lien Debt (or, in each case, any Permitted Refinancing thereof); provided that so long as no Default has occurred and is continuing or would be caused thereby, the Borrower may (i) prepay, repay, redeem, exchange, defease or purchase Existing Senior Notes, Second Lien Debt or Third Lien Debt with the proceeds of any Permitted Refinancing permitted pursuant to Section 7.01(h), and (ii) at any other time, prepay, repay, redeem, exchange, defease or purchase Existing Senior Notes to the extent that such Existing Senior Notes are, by their terms, permitted or required to be retired, redeemed, defeased, exchanged, repurchased, prepaid or repaid; provided that in the case of this clause (ii), (A) none of the cash proceeds from the incurrence or issuance of Qualified Capital may be used to prepay, repay, exchange, redeem, defease or repurchase, all or any portion of the Existing Senior Notes, at any time prior to the Qualified Capital Funding Date, and (B) after giving effect to any such prepayment, repayment, exchange, redemption, defeasance or repurchase, (1) the sum of the Revolving Commitments plus the Borrower’s unrestricted cash exceeds the Aggregate Revolving Credit Exposure by an amount equal to or greater than $150,000,000 and (2) the repurchase in cash of Existing Senior Notes does not exceed the amount permitted under any Second Lien Debt Documents or Third Lien Debt Documents.

(c) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any modification or amendment of the Senior Note Documents, any Second Lien Debt Documents or any Third Lien Debt Documents, the effect of which is to (a) increase the maximum principal amount of the Senior Notes, the Second Lien Debt or the Third Lien Debt or the rate of interest on any of the Senior Notes, the Second Lien Debt or the Third Lien Debt (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Note Documents, the Second Lien Debt Documents or the Third Lien Debt Documents), (b) change or add any event of default or any covenant with respect to the Senior Note Documents, the Second Lien Debt Documents or the Third Lien Debt Documents if the effect of such change or addition is to cause any one or more of the Senior Note Documents, the Second Lien Debt Documents or the Third Lien Debt Documents to be more restrictive on the Borrower or any of its Subsidiaries than such Senior Note Documents, Second Lien Debt Documents or Third Lien Debt Documents were prior to such change or addition, (c) change the dates upon which payments of principal or interest on the Senior Notes, Second Lien Debt or Third Lien Debt are due or shorten the date of maturity of any Senior Notes, Second Lien Debt or Third Lien Debt, (d) change any redemption or prepayment provisions of the Senior Notes, the Second Lien Debt or the Third Lien Debt, (e) alter the subordination provisions, if any, with respect to any of the Senior Note Documents or the subordination provisions with respect to the Liens granted to secure the Second Lien Debt or the Third Lien Debt, (f) change any of Sections 4.08(a), 9.06 or 9.07 of the Senior Notes First Supplemental Indenture, (g) grant any Liens in any assets of the Borrower or any of its Subsidiaries, except for Liens granted to secure the Second Lien Debt and

Fifth Amendment to Amended and Restated Credit Agreement – Page 15

the Third Lien Debt permitted hereunder and under the Second Lien Debt Documents and the Third Lien Debt Documents or (h) permit any Subsidiary to Guarantee the Senior Notes, the Second Lien Debt or the Third Lien Debt unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor. Upon the incurrence of any Second Lien Debt or Third Lien Debt, the Borrower shall concurrently with the receipt of cash proceeds from such Second Lien Debt or Third Lien Debt deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying true, accurate and complete copies of the Second Lien Debt Documents and Third Lien Debt Documents, as applicable, which Second Lien Debt Documents and Third Lien Debt Documents, as applicable, shall contain terms and conditions in form and substance substantially equivalent to those set forth in the forms of such documents previously provided to the Administrative Agent.

1.18 Financial Covenants. Section 7.11 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read follows:

Section 7.11. Financial Covenants.

(a) Consolidated Current Ratio. The Borrower will not permit the Consolidated Current Ratio as of the end of each fiscal quarter to be less than 1.00 to 1.00.

(b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio, for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter, (i) ending prior to the Qualified Capital Funding Date, to be less than 2.00 to 1.00 and (ii) ending on or after the Qualified Capital Funding Date, to be less than 1.25 to 1.00.

(c) Senior Secured Indebtedness to Consolidated EBITDAX Ratio. The Borrower will not permit the ratio of Senior Secured Indebtedness to Consolidated EBITDAX on the last day of any fiscal quarter to be greater than 2.50 to 1.00.

(d) Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio, determined as of the end of each fiscal quarter ending during any period set forth below, to be greater than the ratio set forth below opposite such period:

Fifth Amendment to Amended and Restated Credit Agreement – Page 16

Period	Ratio
The fiscal quarter period ending on December 31, 2016	6.00 to 1.00

The fiscal quarter period from and including March 31, 2017 to and including the fiscal quarter period ending on June 30, 2017	5.75 to 1.00

The fiscal quarter period ending on September 30, 2017	5.25 to 1.00

The fiscal quarter period ending on December 31, 2017	4.75 to 1.00

Each fiscal quarter ending thereafter	4.50 to 1.00

Notwithstanding the foregoing, (i) to the extent the Qualified Capital Funding Date has not occurred on or before December 31, 2016, Borrower’s obligation to comply with the financial covenant set forth in Section 7.11(c) shall be temporarily suspended until the occurrence of the Qualified Capital Funding Date at which point such obligation shall be reinstated, but the Borrower shall continue to comply with the financial covenants set forth in Sections 7.11(a), 7.11(b) and 7.11(d) during such period of temporary suspension and (ii) upon the occurrence of the Qualified Capital Funding Date, Borrower’s obligation to comply with the financial covenants set forth in Section 7.11(d) shall terminate.

1.19 Article X. The last sentence of Article X of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Each Lender and Issuing Bank authorize Administrative Agent to enter into any intercreditor agreement in connection with any Permitted Refinancing permitted by Section 7.01(h) or any intercreditor agreement with respect to any Second Lien Debt or Third Lien Debt approved by the Administrative Agent and the Majority Lenders.

1.20 Waivers; Amendments. Section 11.02(c) of the Credit Agreement shall be and it hereby is amended by replacing “Borrowing Base Usage” with “Facility Usage”.

1.21 Amendments to Schedules. Schedules 2.01 and 4.13 to the Credit Agreement shall be and they hereby are amended and restated in their respective entireties with Schedule 2.01 and Schedule 4.13 attached to this Amendment.

SECTION 2. Amendments as of ESAS Transactions Effective Date. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 6 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended effective as of the ESAS Transactions Effective Date (as defined below) in the manner provided in this Section 2.

2.1 Additional Definitions. The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in alphabetical order:

“ESAS” means Energy Strategic Advisory Services LLC, a Delaware limited liability company.

Fifth Amendment to Amended and Restated Credit Agreement – Page 17

“ESAS Agreement” means that certain Services and Investment Agreement, dated as of March 31, 2015, by and among Borrower and Energy Strategic Advisory Services LLC, a Delaware limited liability company.

“Permitted Investors” means (a) ESAS, (b) C. John Wilder and any Affiliate of C. John Wilder, (c) any spouse or lineal descendants (whether natural or adopted) of C. John Wilder and any trust solely for the benefit of C. John Wilder and/or his spouse and/or lineal descendants and (d) any group (as such term is used in clause (a) of the definition of “Change of Control”) with respect to which Persons described in clauses (a), (b) and (c) of this definition own the majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower that is owned by such group.

2.2 Amended Definition. The following definition in Section 1.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read follows:

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) other than the Permitted Investors, of Equity Interests representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Borrower by Persons who were neither (i) nominated by the Board of Directors of Borrower nor (ii) appointed by directors so nominated, (c) the acquisition of direct or indirect Control of Borrower by any Person or group other than the Permitted Investors; or (d) the occurrence of a “Change of Control” as such term is defined in the Indenture.

2.3 Liens. Section 7.02(c) of the Credit Agreement shall be and it hereby is amended by replacing “existing on the date hereof” with “existing as of the Fifth Amendment Effective Date”.

2.4 Amendments to Schedules. Schedules 7.02 and 7.07 to the Credit Agreement shall be and they hereby are amended and restated in their respective entireties with Schedule 7.02 and Schedule 7.07 attached to this Amendment.

SECTION 3. Redetermined Borrowing Base. This Amendment shall constitute notice of the Redetermination of the Borrowing Base pursuant to Section 3.04 of the Credit Agreement, and the Administrative Agent, the Lenders, Borrower and the Guarantors hereby acknowledge that effective as of the Fifth Amendment Effective Date, the Borrowing Base is $600,000,000, and such redetermined Borrowing Base shall remain in effect until the earlier of (i) the Scheduled Redetermination to occur on or about March 1, 2016 pursuant to Section 3.02, Section 3.03 and Section 3.04 of the Credit Agreement and (ii) the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement. For the avoidance of doubt, the redetermination of the Borrowing Base contained in this Section 3 constitutes the Scheduled Redetermination, which otherwise would have occurred on or about August 1, 2015 pursuant to Section 3.02 of the Existing Agreement.

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SECTION 4. Limited Consent. Subject to the conditions described in Section 6 of this Amendment, the Administrative Agent and the Lenders hereby consent to the ESAS Affiliate Transactions and the Organizational Document Amendments and agree that, notwithstanding anything herein, or in the Credit Agreement or any other Loan Document to the contrary, the transactions contemplated by the ESAS Agreement, including the ESAS Affiliate Transactions and the Organizational Document Amendments, shall not constitute and shall be deemed not to constitute a Default or an Event of Default pursuant to Sections 7.01, 7.02, 7.07 and/or 7.10 of the Credit Agreement; provided that: (i) the ESAS Affiliate Transactions are performed substantially in accordance with the ESAS Agreement, as such agreement may be amended other than amendments which would be materially adverse to the Administrative Agent or the Lenders, (ii) the Organizational Document Amendments are effective prior to the Board Appointment, (ii) the Borrower delivers to the Administrative Agent, within five (5) Business Days following the date of the ESAS Transactions Effective Date, evidence of the amendment or modification of its Articles of Incorporation (or similar governing document), certified by the Secretary of State of the State of Texas, and its bylaws, in each case, reflecting the Organizational Document Amendments and (iii) both before and immediately after giving effect to the ESAS Transactions, no Default or Event of Default shall have occurred and be continuing. By its signature below, Borrower agrees that, except as expressly provided above, nothing herein shall be construed as (a) a consent by the Administrative Agent or the Lenders to allow any Credit Party to enter into or permit any material modification or amendment of, or waive any material right or obligation of any Person under its Organizational Documents other than as expressly provided in this Amendment, (b) a consent by the Administrative Agent or the Lenders to allow any Credit Party to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except as expressly provided in this Amendment or in the Credit Agreement, (c) a waiver or continuing waiver of the provisions of Section 7.01, Section 7.02, Section 7.07 or Section 7.10 of the Credit Agreement or, except as expressly provided herein, any other provision of any provision of the Credit Agreement or any other Loan Document or (d) a waiver of any Default or Event of Default, now existing or hereafter arising under the Credit Agreement or any other Loan Document. The consent set forth herein is expressly limited as follows: (A) such consent is limited solely to the ESAS Affiliate Transactions and the Organizational Document Amendments on and subject to the terms and conditions hereof and (B) such consent is a limited one-time consent, and nothing contained herein shall obligate the Administrative Agent or the Lenders to grant any additional or future consent, or to grant (x) any waiver of Section 7.01, Section 7.02, Section 7.07 or Section 7.10 of the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document or (y) any waiver of any Default or Event of Default, now existing or hereafter arising under the Credit Agreement or any other Loan Document.

SECTION 5. Fifth Amendment Effective Date Conditions Precedent. The amendments to the Credit Agreement contained in Section 1 of this Amendment, and the redetermined Borrowing Base in Section 3 of this Amendment, in each case, shall be effective upon the satisfaction of each of the conditions set forth in this Section 5.

Fifth Amendment to Amended and Restated Credit Agreement – Page 19

5.1 Execution and Delivery. Each Credit Party, the Lenders (or at least the required percentage thereof) and Administrative Agent shall have executed and delivered this Amendment. Each Credit Party and the Administrative Agent shall have executed and delivered a Security Agreement in form and substance satisfactory to the Administrative Agent in its sole discretion.

5.2 Fees. The Administrative Agent shall have received the fees separately agreed upon in that certain Fee Letter dated as of the date hereof, among Borrower, Administrative Agent, and J.P. Morgan, and all other fees and expenses due to the Administrative Agent, the J.P. Morgan and the Lenders required to be paid as of the date hereof shall have been paid.

5.3 Other Documents. Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Administrative Agent.

SECTION 6. ESAS Transactions Effective Date Conditions Precedent. The amendments to the Credit Agreement contained in Section 2 of this Amendment and the limited consents contained in Section 4 of this Amendment, in each case, shall be effective upon the satisfaction of each of the conditions set forth in this Section 6 (the first date on which each of such conditions are satisfied, the “ESAS Transactions Effective Date”).

6.1 Fifth Amendment Effective Date Conditions. The conditions precedent set forth in Section 5 of this Amendment shall have been previously satisfied (or waived in accordance with the Credit Agreement).

6.2 ESAS Agreement. The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) the conditions precedent to the closing of the ESAS Agreement, including Borrower’s receipt of all regulatory approvals and shareholder approval, have been satisfied (ii) the closing of the ESAS Agreement has been consummated substantially in accordance with its terms, without waiver or amendment of any term or condition, the waiver of which would be materially adverse to the Administrative Agent or the Lenders.

6.3 No Default. No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment.

6.4 Other Documents. Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Administrative Agent.

Section 7. Representations and Warranties of Borrower. To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

7.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date and any representation or warranty which is qualified by reference to “materiality” or “Material Adverse Effect” is true and correct in all respects), but to the extent such qualified representations and warranties relate solely to an earlier date, such qualified representations and warranties shall have been true and correct as of such date.

Fifth Amendment to Amended and Restated Credit Agreement – Page 20

7.2 Corporate Authority; No Conflicts. The execution, delivery and performance by such Credit Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Governmental Authority (except the filing of this Amendment and related documents by the Borrower, with, and other required disclosures required by, the Securities and Exchange Act of 1934, as amended) and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Liens permitted under Section 7.02 of the Credit Agreement.

7.3 Enforceability. This Amendment has been duly executed and delivered by each Credit Party and constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

7.4 No Default. As of the date of this Amendment, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 8. Miscellaneous.

8.1 Reaffirmation of Loan Documents and Liens. Except as amended and modified hereby, any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party. Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

8.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

8.3 Legal Expenses. Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

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8.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

8.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

8.7 Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.8 Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

8.9 Reference to and Effect on the Loan Documents.

(a) This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Existing Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Existing Agreement to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[SIGNATURE PAGES FOLLOW]

Fifth Amendment to Amended and Restated Credit Agreement – Page 22

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

EXCO RESOURCES, INC.

By:	/s/ Richard A. Burnett
Name:	Richard A. Burnett
Title:	Vice President and Chief Financial Officer

GUARANTORS:

EXCO HOLDING (PA), INC.
EXCO PRODUCTION COMPANY (PA), LLC
EXCO PRODUCTION COMPANY (WV), LLC
EXCO RESOURCES (XA), LLC
EXCO SERVICES, INC.
EXCO MIDCONTINENT MLP, LLC
EXCO PARTNERS GP, LLC
EXCO PARTNERS OLP GP, LLC
EXCO HOLDING MLP, INC.

By:	/s/ Richard A. Burnett
Name:	Richard A. Burnett
Title:	Vice President and Chief Financial Officer

EXCO OPERATING COMPANY, LP

By:	EXCO Partners OLP GP, LLC,its general partner

	By:	/s/ Richard A. Burnett
Name: Richard A. Burnett
Title: Vice President and Chief Financial Officer

EXCO GP PARTNERS OLD, LP

By:	EXCO Partners GP, LLC,its general partner

	By:	/s/ Richard A. Burnett
Name: Richard A. Burnett
Title: Vice President and Chief Financial Officer

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender
and as Administrative Agent and Issuing Bank

By:	/s/ David M. Morris
Name: David M. Morris
Title: Authorized Officer

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Edward Markham
Name: Edward Markham
Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Kevin Utsey
Name: Kevin Utsey
Title: Director

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:	/s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

CREDIT SUISSE AG, Cayman Islands Branch,
as a Lender

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:	/s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

NATIXIS NEW YORK BRANCH, as a Lender

By:	/s/ Stuart Murray
Name: Stuart Murray
Title: Managing Director

By:	/s/ Andrew Keene
Name: Andrew Keene
Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Victor Ponce de León
Name: Victor Ponce de León
Title: Senior Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

CIT FINANCE LLC, as a Lender

By:	/s/ John Feeley
Name: John Feeley
Title: Director

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Director

By:	/s/ Scott Lamoreaux
Name:	Scott Lamoreaux
Title:	Director

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

SCHEDULE 2.01

APPLICABLE PERCENTAGES

AND COMMITMENTS

Lender	Title	Revolving Commitment[1]	Term Loan Commitment	Total Commitments	Applicable Percentage
JPMorgan Chase Bank, N.A.	Administrative Agent	$80,416,666.67	$0.00	$80,416,666.67	13.40277777750%
Wells Fargo Bank, N.A.	Co-Syndication Agent	$75,160,256.42	$0.00	$75,160,256.42	12.52670940250%
Bank of America, N.A.	Co-Syndication Agent	$75,160,256.42	$0.00	$75,160,256.42	12.52670940250%
BMO Harris Bank, N.A.	Documentation Agent	$75,160,256.42	$0.00	$75,160,256.42	12.52670940250%
Credit Suisse AG, Cayman Islands Branch		$50,769,230.77	$0.00	$50,769,230.77	8.46153846125%
ING Capital LLC		$50,769,230.77	$0.00	$50,769,230.77	8.46153846125%
UBS AG, Stamford Branch		$50,769,230.77	$0.00	$50,769,230.77	8.46153846125%
Natixis		$50,769,230.77	$0.00	$50,769,230.77	8.46153846125%
Capital One, National Association		$23,076,923.08	$0.00	$23,076,923.08	3.84615384625%
CIT Finance LLC		$23,076,923.08	$0.00	$23,076,923.08	3.84615384625%
Deutsche Bank AG New York Branch		$22,435,897.43	$0.00	$22,435,897.43	3.73931623875%
Goldman Sachs Bank USA		$22,435,897.43	$0.00	$22,435,897.43	3.73931623875%

TOTAL		$600,000,000.00	$0.00	$600,000,000.00	100.00000000000%

[1]	As of the Fifth Amendment Effective Date

Schedule 2.01 to Amended and Restated Credit Agreement

SCHEDULE 4.13

CAPITALIZATION AND CREDIT PARTY INFORMATION

Unrestricted Subsidiaries:

Bonchasse Land Company, LLC

PCMWL, LLC

EBG Resources, LLC

EXCO Appalachia Midstream, LLC

Moran Minerals, L.L.C.

Moran Land Company, LLC

EXCO Resources (PA), LLC

Borrower:

EXCO Resources, Inc., a Texas corporation, EIN 74-1492779, Org. ID 800906215

Restricted Subsidiaries:

EXCO Services, Inc., a Delaware corporation, EIN 26-1432747, Org. ID 4458832

•	100% of the outstanding shares owned by EXCO Resources, Inc.

EXCO Partners GP, LLC, a Delaware limited liability company, EIN 16-1771258, Org. ID 4214964

•	100% of the outstanding membership interests owned by EXCO Resources, Inc.

EXCO GP Partners Old, LP, a Delaware limited partnership, EIN 16-1771262, Org. ID 4214970

•	Sole general partner—EXCO Partners GP, LLC

•	Sole limited partner—EXCO Resources, Inc.

EXCO Partners OLP GP, LLC, a Delaware limited liability company, EIN 16-1771252, Org. ID 4214972

•	100% of the outstanding membership interests owned by EXCO GP Partners Old, LP

EXCO Operating Company, LP, a Delaware limited partnership, EIN 16-1771261, Org. ID 4214973

•	Sole general partner—EXCO Partners OLP GP, LLC

•	Sole limited partner—EXCO GP Partners Old, LP

EXCO Mid-Continent MLP, LLC, a Delaware limited liability company, EIN 26-3950557, Org. ID 4463540

•	100% of the outstanding membership interests owned by EXCO Resources, Inc.

EXCO Production Company (PA), LLC, a Delaware limited liability company, EIN 34-1594000; Org. ID 4830044

•	100% of the outstanding membership interests owned by EXCO Holding (PA), Inc.

EXCO Production Company (WV), LLC, a Delaware limited liability company, EIN 94-1710907, Org. ID 4830043

•	100% of the outstanding membership interests owned by EXCO Holding (PA), Inc.

EXCO Resources (XA), LLC, a Delaware limited liability company, EIN 27-3177775; Org. ID 4830052

•	100% of the outstanding membership interests owned by EXCO Holding (PA), Inc.

Schedule 4.13 to Amended and Restated Credit Agreement

EXCO Holding (PA), Inc., a Delaware corporation, EIN 27-2481745; Org. ID 4815249

•	100% of the outstanding shares owned by EXCO Resources, Inc.

EXCO Holding MLP, Inc., a Texas corporation, EIN 46-1571972, Org. ID 801699023

•	100% of the outstanding shares owned by EXCO Resources, Inc.

Schedule 4.13 to Amended and Restated Credit Agreement

SCHEDULE 7.02

EXISTING LIENS

Liens granted in the Escrow Agreement required pursuant to the ESAS Agreement.

Schedule 7.02 to Amended and Restated Credit Agreement

SCHEDULE 7.07

AFFILIATE TRANSACTIONS

The transactions associated with the ESAS Agreement.

Schedule 7.07 to Amended and Restated Credit Agreement